SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 17, 2007

 Date of Report (date of earliest event reported):

BETTER BIODIESEL, INC.
 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

355 South 1550 West
Spanish Fork, UT 84660
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 990-2810

Mountain States Holdings, Inc.
(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2008, Better Biodiesel, Inc. (the “Company”) entered into an share exchange agreement (the “Share Exchange”) with GeoAlgae Technology, Inc. (“GeoAlgae”), under which GeoAlgae will exchange 100% of its issued and outstanding shares of common stock in exchange for: (i) 3,300,000 shares of common stock of the Company and (ii) the Company’s commitment to make up to 6,700,000 additional shares of common stock available, issuable subject to certain performance based criteria (the “BBDS Performance Shares”), such that (a) 80% of GeoAlgae’s contribution to Better Biodiesel’s EBITDA arising from GeoAlge’s future biofuel technology and/or fuel production shall be paid in BBDS Performance Shares at a value of $1.00 per share and (b) 20% of GeoAlgae’s contribution to Better Biodiesel's EBITDA arising from GeoAlgae’s future oil and fuel distributor based revenue shall be paid in BBDS Performance Shares at a value of $1.00 per share.

The agreement contemplates a closing date of February 10, 2008, and is conditioned upon completion of standard due diligence by the parties.

Section 5 – Corporate Governance and Management

Item 5.03    Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

On January 14, 2008, in reflection of the Company’s developing business strategy, the Company and a majority of its shareholders consented to an amendments to the Company’s Articles of Incorporation to change the Company name to “Geo BioEnegry, Inc.” The amendment will be effective upon filing with the Sate of Colorado.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 14, 2008, the Board of Directors (the “Board”) of Better Biodiesel, Inc. appointed Alan Chaffee and Gary M. De Laurentiis to the Board.  Gary M. De Laurentiis is currently the Chief Technology Officer and a director of ECO2 Plastics, Inc., a publically traded developer of environmentally friendly plastics recycling technology, having previously served as the Chairman, President and CEO since founding ECO2 Plastics, Inc., in 1999.  Mr. De Laurentiis has been active in the plastics recycling business for nearly twenty (20) years.  In partnership with the Chinese Government, he designed and built his first plastics recycling plant in 1987.  In the years since, he has designed, remodeled, built and operated plants in Mexico, North Carolina, Ohio, Florida, California and Canada for both local governments and private industries. From 1992 to 1995, Mr. De Laurentiis worked directly with the State Government in Campeche Mexico, living on-site for eighteen (18) months while directing the entire project. In 1996, an Ohio based group recruited Mr. De Laurentiis to open a shuttered recycling plant. Mr. De Laurentiis left the company in 1999 to start ECO2 Plastics, Inc.

Alan Chaffee currently severs as Chief Financial Officer of SARS Corporation, a publically traded asset tracking technology company, having been appointed in November 2007.  Mr. Chaffee, a CPA, has over 15 years of professional experience in public accounting and private industry.  He is also the Managing Partner at Goff Chaffee Geddes, PLLC (“GCG”), a CFO consulting firm.   As a CFO consultant, Mr. Chaffee has assisted development stage companies make the transition to public companies.  He has also assisted $1B companies meet their SEC reporting and Sarbanes-Oxley requirements.  Mr. Chaffee earned a BS in Business and Accounting from the University of Oregon in 1992.

The Board does not expect to name either Mr. De Laurentiis or Mr. Chaffee to any committee of the Board at this time.  To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when this information becomes available.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)                    Exhibits.

Amendment to Articles of Incorporation, attached hereto as Exhibit 3.5.

Share Exchange Agreement with GeoAlgae Technology, Inc., dated January 10, 2008, attached hereto as Exhibit 10.7.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated January 14, 2007

BETTER BIODIESEL, INC.

By:	/s/ David M. Otto
Director, Authorized Officer

EXHIBIT INDEX

Exhibit                                 Description
Number

3.5                         Amendment to Articles of Incorporation

10.7                      Share Exchange Agreement with GeoAlgae Technology, Inc., dated January 10, 2007